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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        PERFORMANCE PRINTING CORPORATION.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Texas                                          75-2418082
(State of incorporation)                    (I.R.S. Employer Identification No.)


3012 Fairmount Avenue
Dallas, Texas                                           75201
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ x ]

      If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ x ]

      Securities Act registration statement file number to which this form relates: 333-46115

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

Units (consisting of Common Stock and Warrants)           Boston Stock Exchange
Common Stock, $.01 par value                              Boston Stock Exchange
Redeemable Series A Common Stock Purchase Warrants        Boston Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


Units (consisting of Common Stock and Warrants)         Nasdaq small Cap Market
Common Stock, $.01 par value                            Nasdaq Small Cap Market
Redeemable Common Stock Purchase Warrants               Nasdaq Small Cap Market
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered are the Registrant's Units, Common Stock, $.01 par value per share and Redeemable Common Stock Purchase Warrants. Such securities are described under the caption "Description of Securities" in the Prospectus filed as part of the Registrant's Registration Statement on Form SB-2 (File No.333-46115). Such description is hereby incorporated herein by reference as permitted by Rule 12b-23.

ITEM 2.  Exhibits.

         The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:

         1. Registration Statement on Form SB-2 (File No. 333-46115) filed February 11, 1998 as amended on April 8, 1998 (the "Registration Statement"). (1)

         2. Articles of Incorporation of the Registrant, as amended. Filed as Exhibit 3.1 to the Registration Statement. (1)

         3. Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registration Statement. (1)

         4.1.     Specimen certificate of Units to be registered hereunder. (2)

         4.2 Specimen certificate of Common Stock to be registered hereunder. (2)

         4.3      Specimen certificate of Warrants to be registered hereunder.
                  (2)
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         (1)      Incorporated by reference as permitted by Rule 12b-32.
         (2)      Filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               Performance Printing Corporation.
                                                      (Registrant)
Date: May 29, 1998
                                        By: /s/ JOHN T. WHITE
                                           -------------------------------------
                                        John T. White
                                        President


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                                INDEX TO EXHIBITS

Exhibit
Number              Description
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 4.1.     Specimen certificate of Units to be registered hereunder.

 4.2 Specimen certificate of Common Stock to be registered hereunder.

 4.3      Specimen certificate of Warrants to be registered hereunder.